CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PRECISION ECHO ACQUISITION CORP.

     As authorized by Sections 242 and 103 of the Delaware General Corporation Law, the undersigned being the duly authorized officers of the above corporation, hereby amend the Certificate of Incorporation thereof, as follows:

     Article FIRST of the Certificate of Incorporation is hereby amended to read as follows.

     FIRST: The name of the corporation (hereinafter called "this corporation") is
                             AHEAD TECHNOLOGY, INC.

     The foregoing amendment has been adopted by the unanimous vote of the board of directors and the affirmative vote of the sole shareholder of the corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 10th day of March, 1995.

ATTEST:

/s/ MARK S. NEWMAN                               /s/ STUART F. PLATT
Mark S. Newman                                   Stuart F. Platt
Secretary                                        President


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                                ACKNOWLEDGEMENT

STATE OF CALIFORNIA      )
                         ) : ss
COUNTY OF SANTA CLARA    )

     On this 10th day of March, 1995, before me the subscriber, a Notary Public, personally appeared Stuart F. Platt, who I am satisfied is the individual named in and subscribing to the foregoing instrument, and he, being by me duly sworn, acknowledged, deposed and said that he signed, sealed and delivered the same as his/her voluntary act and deed, for the uses and purposes therein expressed.

     IN WITNESS WHEREOF, I have signed and sealed this acknowledgment the day and year first above written.

                                                  /s/ LINDA S. PENAFLOR
                                                  Linda S. Penaflor
                                                  Comm. #970193
                                                  Notary Public--California
                                                  SANTA CLARA COUNTY
                                                  My Comm. Expires JUL 26, 1996